Exhibit 21.1

SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

Name	Place of Incorporation
Logistics Business Systems Inc.	Arizona
PTC Division Inc.	California
Itedo Software LLC	California
Advent 3B2 Inc.	Delaware
Arbortext, Inc.	Delaware
Computervision LLC	Delaware
CV International Holding, Inc.	Delaware
Parametric Holdings Inc.	Delaware
Parametric Technology International, Inc.	Delaware
PTC Cadtrain LLC	Delaware
PTC Netherlands LLC	Delaware
Parametric Securities Corporation	Massachusetts
PTC International, Inc.	Massachusetts
Parametric Technology Australia Pty Limited	Australia
Parametric Technology Gesellschaft m.b.H.	Austria
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology Brasil Ltda.	Brazil
Digital Human Inc.	Canada
Parametric Technology (Canada) Ltd.	Canada
Parametric Technology (Shanghai) Software Co., Ltd.	China
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Finland) Oy	Finland
Parametric Technology S.A.	France
Parametric Technology GmbH	Germany
Polyplan GmbH	Germany
Parametric Technology (Hong Kong) Limited	Hong Kong
PTC Software (India) Private Limited	India
Parametric Technology (India) Private Limited	India
Parametric Technology (Republic of Ireland) Limited	Ireland
Parametric Holdings (Ireland) Limited	Ireland
PTC (IFSC) Limited	Ireland
Parametric Technology Software and Services Ireland Ltd.	Ireland
Parametric Technology Israel Ltd.	Israel
Parametric Technology Italia S.r.l.	Italy
PTC Japan KK	Japan
Parametric Korea Co., Ltd.	Korea
Parametric Technology Corporation (Malaysia) Sdn Bhd	Malaysia
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico S.A. de C.V.	Mexico
Parametric Technology Norway AS	Norway
PTC Eastern Europe Limited S.R. L.	Romania
Parametric Technology Singapore Pte Ltd	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology South Africa (Proprietary) Limited	South Africa

Name	Place of Incorporation
Parametric Technology Espana, S.A.	Spain
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology Taiwan Limited	Taiwan
Arbortext Holdings B.V.	The Netherlands
Parametric Netherlands CV	The Netherlands
Parametric Technology Europe B.V.	The Netherlands
Parametric Technology Nederland B.V.	The Netherlands
Arbortext Software Limited	United Kingdom
Computervision Limited	United Kingdom
Computervision Pensions Limited	United Kingdom
Division Group Limited	United Kingdom
Division Limited	United Kingdom
Logistic Business Systems Limited	United Kingdom
NC Graphics (Cambridge) Limited	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Parametric (UK) Holdings Limited	United Kingdom